FIRST INTERSTATE BANCSYSTEM, INC.
ATTN: ACCOUNTS PAYABLE
401 NORTH 31ST, ST.
P.O. BOX 30918
BILLINGS, MT 59116

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D62584-S36706

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST INTERSTATE BANCSYSTEM, INC.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. Proposal to approve the Agreement and Plan of Merger, dated as of September 15, 2021, by and between Great Western Bancorp, Inc. and First Interstate BancSystem, Inc. ("First Interstate") (the "First Interstate merger proposal");	☐	☐	☐
2. Proposal to approve an amendment to First Interstate's articles of incorporation to increase the number of authorized shares of Class A common stock, no par value per share, of First Interstate (together with the Class B common stock, no par value per share, of First Interstate, the "First Interstate common stock"), from one hundred million (100,000,000) shares to one hundred fifty million (150,000,000) shares (the "First Interstate authorized share count proposal");	☐	☐	☐
3. Proposal to approve an amendment to First Interstate's articles of incorporation to make certain technical changes, which are intended to incorporate into First Interstate's articles of incorporation provisions that currently exist in First Interstate's bylaws, relating to the classification of the board of directors of First Interstate into three classes, with directors in each class serving staggered three-year terms ("First Interstate staggered board proposal"); and	☐	☐	☐
4. Proposal to adjourn or postpone the First Interstate special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve the First Interstate merger proposal, the First Interstate authorized share count proposal or the First Interstate staggered board proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of First Interstate common stock.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D62585-S36706

FIRST INTERSTATE BANCSYSTEM, INC.
Special Meeting of Shareholders
January 19, 2022 at 3:30 PM MT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) David L. Jahnke, Kevin P. Riley, and Kirk D. Jensen, or each or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FIRST INTERSTATE BANCSYSTEM, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 3:30 PM MT on January 19, 2022, at 1800 6th Avenue North, Billings, MT 59101, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side